                                 SCHEDULE 14A
                                (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                ENVIROGEN, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------
[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------
Notes:

                                ENVIROGEN, INC.
                            4100 QUAKERBRIDGE ROAD
                        LAWRENCEVILLE, NEW JERSEY 08648
                                 ____________

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TIME                10:00 a.m. on Thursday, May 13, 1999


PLACE               Envirogen, Inc.
                    4100 Quakerbridge Road
                    Lawrenceville, New Jersey 08648

ITEMS OF BUSINESS   1. To elect seven directors to hold office as specified in the proxy statement.

                    2. To approve the Envirogen, Inc. Deferred Fee Plan for Non-
                       Employee Directors.

                    3. To appoint Ernst & Young LLP as auditors for the Company for the current fiscal year.

                    4. To act upon any other matters properly coming before the meeting or any adjournment or postponement thereof.

RECORD DATE         The close of business on March 31, 1999 has been fixed as
                    the record date for the meeting. All stockholders of record at that time are entitled to notice of, and all such holders of Common Stock are entitled to vote at, the meeting and any adjournment or postponement thereof.

ANNUAL REPORT       The 1998 Annual Report of Envirogen, Inc. is being mailed
                    simultaneously herewith. The Annual Report is not to be considered part of the proxy solicitation materials.

IMPORTANT           In order to avoid additional soliciting expense to the
                    Company, please MARK, SIGN, DATE and MAIL your proxy
                    PROMPTLY in the return envelope provided, even if you plan to attend the meeting. If you attend the meeting and wish to vote your shares in person, arrangements will be made for you to do so.



                              By order of the Board of Directors,

                              /s/ Morgan R. Jones

Lawrenceville, New Jersey     Morgan R. Jones
April 14, 1999                Secretary

                                ENVIROGEN, INC.
                            4100 QUAKERBRIDGE ROAD
                        LAWRENCEVILLE, NEW JERSEY 08648
                           ________________________

                                PROXY STATEMENT
                           ________________________

     This proxy statement, which is being sent to stockholders on or about April 14, 1999, is furnished in connection with the solicitation of proxies by the Board of Directors of Envirogen, Inc. (the "Company") for use at the forthcoming Annual Meeting of Stockholders to be held on Thursday, May 13, 1999, and at any adjournment or postponement thereof.

     The close of business on March 31, 1999 has been fixed as the record date for the meeting (the "Record Date"). All stockholders at that time are entitled to notice of, and all holders of record of the Company's Common Stock are entitled to vote at, the meeting and any adjournment or postponement thereof.
On the Record Date, there were outstanding 3,975,868 shares of Common Stock, which constituted the only outstanding securities of the Company entitled to vote. All share and per share information set forth in this Proxy Statement has been restated to reflect the one-for-six reverse split of the Company's Common Stock on November 24, 1998.

VOTING AND REVOCABILITY OF PROXIES

     Each record holder of Common Stock will be entitled to one vote per share. Directors are to be elected by a plurality of the votes of the shares present, in person or by proxy, at the meeting and entitled to vote. Cumulative voting in the election of directors is not permitted. Approval of Proposals 2 and 3 requires the affirmative vote of the holders of a majority of the shares present, in person or by proxy, at the meeting and entitled to vote. If a proxy is marked as "Withhold Authority" or "Abstain" on any matter, or if specific instructions are given that no vote be cast on any specific matter (a "Specified Non-Vote"), the shares represented by such proxy will not be voted on such matter. Abstentions will be included within the number of shares present at the meeting and entitled to vote for purposes of determining whether such matter has been authorized, but nominee and other Specified Non-Votes will not be so included.

     Shares may be voted at the meeting in person or by proxy. All valid proxies received prior to the meeting will be voted. Unless marked to the contrary, such proxies will be voted "FOR" the election of all directors, "FOR" the approval of the Envirogen, Inc. Deferred Fee Plan for Non-Employee Directors and "FOR" the appointment of Ernst & Young LLP as the Company's independent accountants for 1999. If any other business is brought before the meeting, the proxies will be voted, to the extent permitted by the rules of the Securities and Exchange Commission (the "Commission"), in accordance with the judgment of the persons voting the proxies. A stockholder who has given a proxy may revoke it at any time prior to such proxy being voted at the meeting by filing with the Secretary of the Company an instrument revoking it or a duly executed proxy bearing a later date, or by attending the meeting and giving notice of such revocation. Attendance at the meeting does not by itself constitute revocation of a proxy.

     In addition to the use of the mails, proxies may be solicited by the directors, officers and employees of the Company, without additional compensation, by personal interview, telephone, telegram, or otherwise. Arrangements also may be made with brokerage firms and other custodians, nominees and fiduciaries who hold the voting securities of record for the forwarding of solicitation material to the beneficial owners thereof. The Company will reimburse such brokers, custodians, nominees and fiduciaries for the reasonable out-of-pocket expenses incurred by them in connection therewith.

                      PROPOSAL 1.   ELECTION OF DIRECTORS

     The Board of Directors has nominated seven persons for election as directors whose terms will expire at the 2000 Annual Meeting of Stockholders, or when their successors are elected and qualified. The nominees are Robert F. Hendrickson, Robert S. Hillas, Robert F. Johnston, Nicholas J. Lowcock, Robert
C. Miller, Peter J. Neff and William C. Smith, each of whom is currently a director of the Company.

     If any nominee should be unable to serve as a director, an event not now anticipated, it is intended that the shares represented by proxies will be voted for election of such substitute as the Board of Directors may nominate. Set forth below is certain information with respect to the persons nominated as directors of the Company.

     ROBERT F. HENDRICKSON has been a director of the Company since March 1992 and served as Chairman of the Board from March 1994 to April 1997. He serves on the Executive Compensation and Stock Option Committee. Mr. Hendrickson served as President and Chief Executive Officer of the Company on an interim basis from March 1, 1994 to August 1, 1994. Mr. Hendrickson was employed by Merck & Co., Inc. from 1961 until his retirement in 1990, most recently as Senior Vice President, Manufacturing and Technology. He is also a director of Cytogen Co., Inc., The Liposome Co., Inc. and Unigene Laboratories, Inc. and has served as a consultant to a number of other biotechnology firms. Mr. Hendrickson is 66 years old.

     ROBERT S. HILLAS has been a director of the Company since April 1997 and has served as President, Chief Executive Officer and Chairman of the Board of the Company since April 1998. Mr. Hillas served as a Managing Director and a member of E.M. Warburg, Pincus & Co., L.L.C. and its predecessors from 1993 until April 1998. Mr. Hillas is also a director of ATMI and United States Filter Corporation. Mr. Hillas is 50 years old.

     ROBERT F. JOHNSTON is a founder of the Company and has been a director since its incorporation in June 1988. Mr. Johnston served as Chairman of the Board from March 1992 to March 1994. He serves on the Executive Compensation and Stock Option Committee. Since 1967, Mr. Johnston has been President of Johnston Associates, Inc., a mergers, acquisitions and venture capital firm located in Princeton, New Jersey. Mr. Johnston is also a director of Sepracor, Inc., as well as several privately held companies. Mr. Johnston is 62 years old.

     NICHOLAS J. LOWCOCK has been a director of the Company since May 1997 and serves on the Audit Committee. Mr. Lowcock serves as a Vice President at E.M. Warburg, Pincus & Co., LLC, where he has been employed since 1994, and is its nominee to the Company's Board of Directors. From 1992 to 1994, Mr. Lowcock was a consultant at the Boston Consulting Group, a management consulting company. Mr. Lowcock is also a director of Leciva a.s., and several private companies. Mr. Lowcock is 35 years old.

     ROBERT C. MILLER has been a director of the Company since June 1994 and serves on the Audit Committee. Mr. Miller is a Vice President and director of the investment banking firm of Allen & Company Incorporated and has been associated with that firm since June 1986. Mr. Miller is a director of Applied Imaging Corp. as well as several privately held companies. Mr. Miller is 33 years old.

     PETER J. NEFF has been a director of the Company since July 1996 and serves on the Executive Compensation and Stock Option Committee. Mr. Neff is an international business management consultant. Mr. Neff was Chairman and Chief Executive Officer of Genovo, Inc., a gene therapy company, from January 1997 until December 1997. Mr. Neff was employed by Rhone-Poulenc Inc. from June 1987 to December 1996, where he served as President and Chief Operating Officer until 1991 and as Chief Executive Officer until December 1996. Prior to joining Rhone-Poulenc, Mr. Neff was President and Chief Executive Officer of St. Joe Minerals Corporation, a subsidiary of Fluor Corporation. Mr. Neff is also a director of Homestake Mining Co., UST, Inc., the Chemical Manufactures Association and the French-American Chamber of Commerce and serves on the Board of Trustees of Rider University. Mr. Neff is 60 years old.

     WILLIAM C. SMITH has been a director of the Company since April 1997. Mr. Smith served as Chairman of the Board of the Company from April 1997 until April 1998 and as Chief Executive Officer from October 1997 until April 1998. Mr. Smith also served as the President and Chief Executive Officer of the Company's Wisconsin Operations Group until his retirement on December 31, 1998. Mr. Smith was the President and Chief Executive Officer of Fluid Management, Inc. ("FMI") from 1989 until April 1997, when FMI was merged into the Company. Mr. Smith has over 40 years of technical and financial management experience in the wood chemicals, plastics and petroleum products industries. Mr. Smith is 67 years old.

INFORMATION CONCERNING MEETINGS AND CERTAIN COMMITTEES

     The Board of Directors held eight meetings during 1998. The Company has a standing Audit Committee and an Executive Compensation and Stock Option Committee of its Board of Directors.

     The Audit Committee makes recommendations to the Board of Directors concerning the engagement, retention and discharge of independent auditors, reviews with the Company's independent auditors the plans and results of the auditing engagement, the Company's financial statements and the adequacy of the Company's system of internal accounting controls, and directs any investigations into matters within the scope of the foregoing duties. During 1998, the Audit Committee met twice.

     The Executive Compensation and Stock Option Committee makes recommendations to the Board of Directors concerning the remuneration arrangements for senior management and the adoption, extension, amendment and termination of compensation plans in which senior management may participate. It also exercises administrative power pursuant to certain of those plans, including the Company's 1990 Incentive Stock Option and Non-Qualified Stock Option Plan (the "1990 Plan"). The Executive Compensation and Stock Option Committee held three formal meetings during 1998.

     During 1998, all incumbent directors attended in person or by conference telephone at least 75% of the total number of meetings of the Board of Directors and committees of the Board on which they served during their incumbency.

COMPENSATION OF DIRECTORS

     Non-employee directors (the "Non-Employee Directors") currently receive a $1,000 quarterly retainer and an additional $1,000 for each Board of Directors meeting attended in person and are eligible for stock option grants pursuant to the Company's 1993 Directors' Non-Qualified Stock Option Plan (the "1993 Plan"). Directors are also reimbursed for out-of-pocket expenses for attendance at meetings. If the Envirogen, Inc. Deferred Fee Plan for Non-Employee Directors is approved by the Company's stockholders at the meeting, the quarterly retainer and meeting fees would be deferred and credited to stock accounts, established at the time of each deferral, equivalent to shares of the Company's Common Stock, at prices contemporaneous with each deferral date. See "Proposal 2. Deferred Fee Plan".

     Under the 1993 Plan, upon the initial election of each Non-Employee Director, he will automatically be granted an option to purchase 2,500 shares of Common Stock, and an option to purchase an additional 834 shares of Common Stock shall be granted on June 1 of each year to each Non-Employee Director elected at subsequent Annual Meetings of Stockholders, except that the Chairman of the Board (if he is a Non-Employee Director) shall be granted an option to purchase 1,250 shares instead of 834 shares of Common Stock. The option to purchase 2,500 shares vests over five years, and the option to purchase 834 shares vests on the first anniversary of grant. Non-Employee Directors who are not initially elected at an Annual Meeting of Stockholders will receive (i) an option to purchase 2,500 shares of Common Stock and (ii) an option to purchase a pro rata portion of 834 shares (or 1,250 shares with respect to the Chairman of the Board, if he is a Non-Employee Director) of Common Stock based on the number of full months remaining from the date of election until the next Annual Meeting of Stockholders, divided by twelve. Any fractional shares resulting from such calculation shall be rounded up to the nearest whole number. To date, Messrs. Neff, Miller, Johnston, Hendrickson, Lowcock and Hillas have received stock option grants pursuant to the 1993 Plan.

                        PROPOSAL 2.  DEFERRED FEE PLAN

     The Board of Directors believes that a non-qualified deferred fee plan enhances the ability of the Company to attract and retain non-employee directors and motivate them to exercise their best efforts on behalf of the Company and its affiliates. The Board of Directors also believes that the adoption of a non-qualified deferred fee plan will help preserve the Company's capital resources. Accordingly, the Board of Directors proposes and recommends that the stockholders approve the Envirogen, Inc. Deferred Fee Plan for Non-Employee Directors (the "Plan").

     The text of the Plan is attached as Appendix A to this Proxy Statement.
                                         ----------
The following description of the Plan is intended merely as a summary of its principal features and is qualified in its entirety by reference to the Plan.

     1. Eligibility. Only individuals serving on the Board of Directors who are not employees of the Company or any of its subsidiaries or affiliates (collectively, "Eligible Directors") are eligible to participate in the Plan. As of the date of this Proxy Statement, all of the Company's directors, other than Mr. Hillas, are Eligible Directors.

     2. Administration. The Plan will be administered by the Company's Executive Stock Option and Compensation Committee (the "Committee"), the members of which are designated by the Board of Directors. The Committee shall have full power and authority to administer the Plan, including the power to (a) promulgate forms to be used with respect to the Plan, (b) promulgate rules of administration, (c) settle any disputes as to rights or benefits arising from the Plan, (d) interpret and construe the terms of the Plan, including, but not limited to, determining entitlement to benefits and the amount of such benefits, and (e) make such decisions or take such action as the Committee, in its sole discretion, deems necessary or advisable to aid in the proper administration of the Plan. Currently, the members of the Committee are Robert F. Hendrickson, Robert F. Johnston and Peter J. Neff.

     3. Stock Accounts. A bookkeeping account (a "Stock Account") shall be established for each Eligible Director consisting of Stock Credits (as defined below) granted to such director in accordance with the Plan. A record of the value of each Eligible Director's Stock Account shall be maintained by the Committee, and each Eligible Director will receive an annual statement of his or her Stock Account. An Eligible Director's interest in his or her Stock Account shall be fully vested and nonforfeitable at all times.

     4. Grant of Stock Credits. On the last business day of each calendar quarter commencing on March 31, 1999, each Eligible Director shall receive a credit (a "Stock Credit") to such director's Stock Account in an amount equal to
(a) all retainer, meeting and other fees otherwise payable to such Eligible Director during the calendar quarter just ended for services rendered on the Board of Directors or a committee thereof, divided by (b) the Fair Market Value of the Common Stock on such date. For purposes of the Plan, "Fair Market Value" shall equal the mean between the last bid and asked prices of the Common Stock as reported on the Nasdaq SmallCap Market for the date on which the Fair Market Value is to be determined or, if not available on such date, the next prior business day that such prices are available. If the Common Stock is not then traded on Nasdaq, Fair Market Value shall be determined in good faith by the Committee.

          Eligible Directors will receive additional Stock Credits in the event any dividend is paid on the Common Stock based on the number of shares of Common Stock which is equal to the number of Stock Credits attributed to an Eligible Director's Stock Account as of the record date for the dividend payment.

          In the event of any change in the outstanding shares of Common Stock by reason of any stock dividend, split, subdivision or reclassification, appropriate adjustments in the number of Stock Credits allocated to each Stock Account shall be made.

     5. Distribution of Accounts. Distribution of an Eligible Director's Stock Account shall be made on the first business day of the first calendar month following such director's termination of service as a director of the Company or, in the event that an Eligible Director dies while serving as a director of the Company, as soon as practicable after the Committee receives notice of such death. The distribution shall be made in a single installment of that number of shares of Common Stock as is equal to the number of Stock Credits in the Eligible Director's Stock Account on the date of distribution (less an offset for applicable withholding taxes), except that the value of any fractional share shall be paid in cash. In the event of death, the distribution shall be made to such person or persons as the Eligible Director may have previously designated to the Committee, or to the administrator of such director's estate.

     6.   Hardship Distributions.   The Committee may at any time make a single
distribution to an Eligible Director equal to a part or all of the balance of such director's Stock Account upon a showing of severe financial hardship to the Eligible Director if such distribution were not made. The determination of whether such hardship exists shall be made at the sole discretion of the Committee.

     7. Restriction on Transferability. The right of an Eligible Director or any other person to receive distributions under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to do so shall be void.

     8. Amendment and Termination of Plan. The Board of Directors at any time may terminate and in any respect amend or modify the Plan; provided, however, that no such termination, amendment or modification shall adversely affect the rights of any Eligible Director or beneficiary credited prior to such termination, amendment or modification without his or her consent.

          The aggregate amount of fees received by all Eligible Directors during the fiscal year ended December 31, 1998 for services rendered on the Board of Directors or a committee thereof was $41,000. If the Plan had been in effect for fiscal 1998, the Eligible Directors would have received an aggregate of 14,989 Stock Credits under the Plan.

     THE BOARD OF DIRECTORS HAS ADOPTED A RESOLUTION APPROVING THE PLAN AND HEREBY RECOMMENDS THAT THE STOCKHOLDERS OF THE COMPANY VOTE "FOR" THE APPROVAL OF THE PLAN.

             PROPOSAL 3.  RATIFICATION OF APPOINTMENT OF AUDITORS

     The firm of PricewaterhouseCoopers LLP served as the Company's independent accountants for 1998. On March 31, 1999, the Company dismissed PricewaterhouseCoopers LLP and selected Ernst & Young LLP to serve as the Company's independent accountants for 1999. The Company's Board of Directors participated in and approved the decision to change independent accountants.

     The Company's stockholders will be asked to ratify the appointment of Ernst & Young LLP at the meeting. The ratification of independent accountants by the stockholders is not required by law or the Company's By-laws. Traditionally, the Company has submitted this matter to the stockholders and believes that it is good practice to continue to do so. A majority of the votes cast in favor of the ratification of Ernst & Young LLP is necessary to approve this matter. If a majority of the votes cast on this matter are not cast in favor of the ratification of Ernst & Young LLP, the Company will appoint other independent accountants as soon as practicable and before the close of the 1999 year.

     The reports of PricewaterhouseCoopers LLP on the Company's consolidated financial statements for the last two fiscal years did not contain any adverse opinion or disclaimer of opinion, or modification or qualification as to uncertainty, audit scope or accounting principles. In connection with its audits for the two most recent fiscal years and through March 31, 1999, there have been no disagreements between the Company and PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused them to make reference thereto in their report on the Company's consolidated financial statements for such years. During the two most recent fiscal years and through March 31, 1999, there have been no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K of the Commission).

     Representatives of PricewaterhouseCoopers LLP and Ernst & Young LLP are expected to be present at the meeting and will be available to respond to appropriate questions. Each representative will also have the opportunity to make a statement if he or she desires to do so.

     THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR 1999.

                          PROPOSAL 4.  OTHER MATTERS

     The Board of Directors knows of no matters to be presented for action at the meeting other than those set forth in the attached notice and customary procedural matters. However, if any other matters should properly come before the meeting or any adjournments or postponements thereof, the proxies solicited hereby will be voted on such matters, to the extent permitted by the rules of the Commission, in accordance with the judgment of the persons voting such proxies.

                            ADDITIONAL INFORMATION

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers, as well as persons beneficially owning more than 10% of the Company's outstanding shares of Common Stock and certain other holders of such shares (collectively, "Covered Persons"), to file with the Commission and The Nasdaq Stock Market, within specified time periods, initial reports of ownership, and subsequent reports of changes in ownership, of Common Stock and other equity securities of the Company.

     Based solely upon the Company's review of copies of such reports furnished to it and upon representations of Covered Persons that no other reports were required, to the Company's knowledge, all of the Section 16(a) filings required to be made by the Covered Persons with respect to 1998 were made on a timely basis except that one report of changes of beneficial ownership on Form 4, each with respect to one transaction, was filed late for each of David N. Enegess, Vice President Systems Sales and Services, Douglas W. Jacobson, Senior Vice President, Mark J. Maten, Vice President Finance and Chief Financial Officer, Patricia A. McQueary, Controller and Ronald Unterman, Senior Vice President and Chief Scientific Officer.

EXECUTIVE COMPENSATION

     The following table sets forth certain information, for the Company's last three fiscal years, concerning the annual and long-term compensation paid to each individual serving as the Company's Chief Executive Officer during 1998 and each of the Company's other executive officers whose total annual salary and bonus during 1998 exceeded $100,000 (collectively, the "Named Officers"):

                          SUMMARY COMPENSATION TABLE


                                                                 Long-Term
                                                                Compensation
                                                                ------------
                                                                   Awards
                                    Annual Compensation/(1)/     ----------
                                -------------------------------  Securities   All Other
       Name and                                                  Underlying    Compen-
   Principal Position            Year        Salary     Bonus     Options    sation/(2)/
-----------------------------------------------------------------------------------------
Robert S. Hillas/(3)/                  1998   $175,000       --      83,334            --
  President, Chief Executive           1997         --       --       3,334            --
  Officer and Chairman of              1996         --       --          --            --
  the Board

William C. Smith/(3,4)/                1998   $181,225  $25,000          --            --
  Former Chief Executive               1997   $129,545       --       4,167            --
  Officer and Executive                1996         --       --          --            --
  Vice President

Ronald Unterman                        1998   $144,000  $ 2,000      38,302       $ 2,880
  Senior Vice President and            1997   $144,000       --      17,667       $ 2,326
  Chief Scientific Officer             1996   $138,000  $ 4,000      11,667       $ 2,863

David N. Enegess                       1998   $142,000  $ 2,500      18,302       $ 2,840
  Vice President of Systems            1997   $142,000       --       5,167       $ 2,839
  Sales and Services                   1996   $138,000       --       5,834       $ 2,863

Douglas W. Jacobson/(4)/               1998   $138,333  $ 2,000       3,500            --
  Senior Vice President                1997   $100,758       --       3,500            --
                                       1996         --       --          --            --

Mark J. Maten                          1998   $128,500  $ 2,000      33,334       $25,688
  Vice President, Finance and          1997         --       --          --            --
  Chief Financial Officer              1996         --       --          --            --
-------------

(1) The costs of certain perquisites and other personal benefits are not included because they did not exceed, in the case of each Named Officer, the lesser of $50,000 or 10% of the total annual salary and bonus indicated in the above table.
(2) With the exception of the amount listed for Mr. Maten, this column consists of the Company's matching contributions to the Envirogen, Inc. 401(k)
     Plan. For Mr. Maten, the amount listed consists of reimbursement of relocation expenses in connection with Mr. Maten's employment with the Company.
(3) Mr. Smith served as Chief Executive Officer of the Company from October 1997 until Mr. Hillas was appointed in April 1998.
(4) Messrs. Smith and Jacobson joined the Company when Fluid Management, Inc., a company of which they were founders, was merged into the Company in April 1997.

     The following tables set forth certain information concerning stock options granted to the Named Officers during 1998 and unexercised options held by them at December 31, 1998. No options were exercised by the Named Officers during 1998.

                       OPTION GRANTS IN LAST FISCAL YEAR


                                                Individual Grants
                       -----------------------------------------------------------------
                            Number of
                            Securities        % of Total Options   Exercise
                            Underlying       Granted to Employees    Price    Expiration
Name                   Options Granted/(1)/  in Fiscal Year/(2)/   Per Share     Date
----------------------------------------------------------------------------------------
Robert S. Hillas              83,334                 20.6%            $6.54     04/16/08

William C. Smith                  --                   --                --           --

Ronald Unterman               38,302                  9.5%            $2.40     12/07/08

David N. Enegess              18,302                  4.5%            $2.40     12/07/08

Douglas W. Jacobson            3,500                  0.9%            $2.40     12/07/08

Mark J. Maten                 16,667                  8.3%            $2.40     12/07/08
-------------

(1) All of the options were granted under the 1990 Plan at an exercise price equal to or greater than the fair market value of the Company's common stock on the dates of grant. Such options are non-transferable and are exercisable in equal installments over a five-year period commencing with the date of grant; provided, however, that such options are immediately exercisable in the case of certain business combinations involving the Company. With the exception of the options granted to Mr. Hillas, all of such options were granted on December 7, 1998 in exchange for previously granted options. See "Report of the Executive Compensation and Stock Option Committee on Repricing of Options" and "Ten-Year Option Repricings" table below.
(2) The Company granted options to employees to purchase a total of 404,000 shares of Common Stock during 1998, including options to purchase a total of 296,495 shares of Common Stock in connection with the Company's offer to issue replacement options to certain participants in the 1990 Plan. See "Report of the Executive Compensation and Stock Option Committee on Repricing of Options" below.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                    AND FISCAL YEAR-END OPTION VALUES /(1)/


                       Number of Securities Underlying Unexercised  Value of Unexercised In-the-Money
                               Options at Fiscal Year-End            Options at Fiscal Year-End/(2)/
                       -------------------------------------------  ----------------------------------
Name                       Exercisable           Unexercisable        Exercisable      Unexercisable
------------------------------------------------------------------------------------------------------
Robert S. Hillas              1,334                 85,334                 --                --

William C. Smith                 --                 25,000                 --                --

Ronald Unterman                  --                 38,302                 --                --

David N. Enegess                 --                 18,302                 --                --

Douglas W. Jacobson              --                  3,500                 --                --

Mark J. Maten                    --                 16,667                 --                --
-------------

(1) No options were exercised by the Named Officers in 1998.
(2) In-the-money options are those where the fair market value of the underlying securities exceeds the exercise price of the option. The closing price of the Company's Common Stock on December 31, 1998 was $1.375 per share. None of the options held by the Named Officers were in-the-money on December 31, 1998.

REPORT OF THE EXECUTIVE COMPENSATION AND STOCK OPTION COMMITTEE ON REPRICING OF OPTIONS

  The Company's 1990 Plan was established to further the interests of the Company and its stockholders by encouraging the growth of its business through securing, retaining and motivating management employees of high caliber who possess the skills necessary to accelerate the development and growth of the Company. In December 1998, as a result of the decrease in the market value of the Company's Common Stock over an extended period of time, and recognizing that previously granted stock options had lost much of their value and that the Company's ability to motivate employees (including the Named Officers) to remain with the Company would be significantly impaired unless value was restored in the form of options at an exercise price that was closer to the current market price, the Executive Compensation and Stock Option Committee of the Board of Directors, pursuant to authority under the Company's 1990 Plan, approved an option exchange program.

  Under the option exchange program, participants in the 1990 Plan were given the opportunity to exchange their options for replacement options to acquire the same number of shares at an exercise price of $2.40 per share. The replacement options, like the forfeited options, have an original term of ten years and are subject to a five-year vesting period commencing on the date of grant of the replacement options. Approximately 105 participants in the 1990 Plan exchanged their options on December 7, 1998 for replacement options to purchase an aggregate of 296,495 shares of Common Stock.

                           The Executive Compensation and Stock Option Committee
                                                           Robert F. Hendrickson
                                                           Robert F. Johnston
                                                           Peter J. Neff

  The table set forth below gives certain information as to all options exchanged by the Company's executive officers during the last ten fiscal years:

                          TEN-YEAR OPTION REPRICINGS


                                                                                               Length of
                                        Number of                                              Original
                                       Securities   Market Price                              Option Term
                                       Underlying   of Stock at   Exercise Price               Remaining
                                         Options      Time of       at Time of      New       at Date of
                                       Repriced or  Repricing or   Repricing or   Exercise   Repricing or
           Name                Date      Amended     Amendment      Amendment      Price       Amendment
---------------------------  --------  -----------  ------------  --------------  --------  ---------------
David N. Enegess,            12/07/98        1,667        $ 1.53          $21.00    $ 2.40  3 yrs., 2 mos.
  Vice President of                            334        $ 1.53          $22.86    $ 2.40  5 yrs., 2 mos.
  Systems Sales                              5,000        $ 1.53          $10.26    $ 2.40  6 yrs., 1 mos.
  and Services                                 300        $ 1.53          $19.32    $ 2.40  6 yrs., 9 mos.
                                             2,500        $ 1.53          $23.10    $ 2.40  7 yrs., 2 mos.
                                             3,334        $ 1.53          $16.80    $ 2.40  7 yrs., 11 mos.
                                             5,167        $ 1.53          $10.74    $ 2.40  9 yrs., 0 mos.
                              9/15/95          300        $19.32          $43.50    $19.32  7 yrs., 4 mos.

Douglas W. Jacobson          12/07/98        3,500        $ 1.53          $10.74    $ 2.40  9 yrs. 0 mos.
  Senior Vice President

Mark J. Maten                12/07/98       16,667        $ 1.53          $ 9.36    $ 2.40  9 yrs. 1 mos.
  Vice President, Finance
  and Chief Financial
  Officer

Ronald Unterman              12/07/98        1,667        $ 1.53          $21.00    $ 2.40  3 yrs., 2 mos.
  Senior Vice President                        334        $ 1.53          $22.86    $ 2.40  5 yrs., 2 mos.
  and Chief Scientific                       6,667        $ 1.53          $10.26    $ 2.40  6 yrs., 1 mos.
  Officer                                      300        $ 1.53          $19.32    $ 2.40  6 yrs., 9 mos.
                                             5,000        $ 1.53          $23.10    $ 2.40  7 yrs., 2 mos.
                                             6,667        $ 1.53          $16.80    $ 2.40  7 yrs., 11 mos.
                                            12,500        $ 1.53          $18.84    $ 2.40  8 yrs., 2 mos.
                                             5,167        $ 1.53          $10.74    $ 2.40  9 yrs., 0 mos.
                              9/15/95          300        $19.32          $43.50    $19.32  7 yrs., 4 mos.

EMPLOYMENT AND NONCOMPETITION AGREEMENTS

  In April 1998, Robert S. Hillas entered into an employment agreement with the Company providing for his employment as Chairman, President and Chief Executive Officer effective April 20, 1998. The employment agreement is for an initial term of three years with automatic renewals for successive one-year terms unless either party provides notice of non-renewal at least three months prior to the then-current expiration date. Mr. Hillas will receive an annual salary of $250,000, subject to such increases, if any, as may be approved by the Board of Directors. He will be eligible to receive annual incentive bonuses based upon corporate and individual performance goals fixed by the Board of Directors and grants of stock options under such stock option plans of the Company as are in effect from time to time, in such amounts and on such terms as the Executive Compensation and Stock Option Committee may determine. Mr. Hillas received upon commencement of his employment an option under the 1990 Plan to purchase 83,334 shares of the Company's Common Stock, initially exercisable in equal increments on each of the first five anniversaries of the grant date. Mr. Hillas purchased an additional 83,334 shares of Common Stock from the Company at $7.50 per share in April 1998, and the Company granted Mr. Hillas certain registration rights with respect to such shares. If Mr. Hillas' employment is terminated prior to the expiration date due to disability, or by the Company without cause (as defined), or by Mr. Hillas with good reason (as defined), including without limitation an election to terminate employment within six months following a change in control (as defined), or if the

Company elects not to renew his employment after the expiration date, the Company is obligated to continue to pay salary and provide fringe benefits for 12 months following termination (provided that if he terminates his employment for good reason due to his good faith determination within six months following a change in control that he has been assigned, without his prior written consent, duties or responsibilities inconsistent with his positions, duties, responsibilities and status immediately prior to the change in control, such amounts shall be paid for an additional 12 months so long as he is unable to obtain satisfactory full-time employment, provided he continuously and diligently seeks the same) and to pay a prorated portion of any bonus that would have been paid to him for the year in which such termination occurs. If his employment is terminated by the Company without cause or by Mr. Hillas with good reason, all options held by Mr. Hillas which would vest in such 12-month period will become exercisable on the date of termination. During the term of his employment, Mr. Hillas may not, directly or indirectly, participate in the United States, Canada or any other jurisdiction in which the Company has derived at least $250,000 in revenues during the period the employment agreement was in effect, in any business or enterprise which is directly competitive with any principal line of business of the Company or any of its subsidiaries or affiliates, nor may Mr. Hillas induce any customers or employees of the Company to take actions disadvantageous to the Company for two years after termination of employment.

  Mr. Smith was employed by the Company pursuant to an employment agreement from April 1997 until his retirement on December 31, 1998. Under the terms of his employment agreement, Mr. Smith may not induce any consultants, customers or employees of the Company to take actions disadvantageous to the Company for two years after termination of employment.

  Mr. Jacobson's employment with the Company as Senior Vice President of Marketing began on April 10, 1997 when FMI was merged into the Company. His employment agreement with the Company provides for an annual base salary of $140,000. Mr. Jacobson will also be eligible to receive annual incentive bonuses based upon attainment of corporate and individual performance goals and grants of stock options under such stock option plans of the Company as are in effect from time to time. In November 1998, the agreement was modified and the term extended to December 31, 1999. If his employment is terminated early due to disability, or by the Company without cause (as defined), or by Mr. Jacobson with good reason (as defined), the Company is obligated to continue to pay Mr. Jacobson salary and provide fringe benefits following termination until December 31, 1999. In addition, if his employment is terminated by the Company without cause or by Mr. Jacobson with good reason, all options held by Mr. Jacobson which would vest on or before December 31, 1999 would become exercisable on the date of termination and his noncompetition covenants would terminate. During the term of his employment Mr. Jacobson may not, directly or indirectly, participate in the United States, Canada or any other jurisdiction in which the Company has derived at least $250,000 in revenues during the period the employment agreement was in effect, in any business or enterprise competing with the Company or any of its subsidiaries or affiliates, nor may he induce any consultants, customers or employees of the Company to take actions disadvantageous to the Company for two years after termination of employment.

  The Company has noncompetition agreements with Messrs. Enegess and Unterman which provide one-year covenants not to compete following termination of employment; provided, however, that if employment is terminated by Envirogen without cause and Envirogen elects not to pay an amount equal to such person's annual salary for such one-year period, then there is no such post-termination covenant.

PRINCIPAL STOCKHOLDERS

  The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of February 28, 1999 by (a) each stockholder known to the Company to be the beneficial owner, as defined in Rule 13d-3 under the Exchange Act, of more than 5% of the Common Stock, based upon Company records or Securities and Exchange Commission filings, (b) each director of the Company, (c) each of the Named Officers and (d) all executive officers and directors of the Company as a group. Each of the stockholders named below has sole voting power and sole investment power with respect to the shares indicated as beneficially owned, unless otherwise indicated.


                                                         SHARES OWNED
                                                   ------------------------
NAME OF BENEFICIAL OWNER                               NUMBER      PERCENT
-------------------------------------------------  --------------  --------
Warburg, Pincus Ventures, L.P.                     1,015,873/(1)/     25.6%
   466 Lexington Avenue
   New York, NY 10017-3147

William C. Smith, Director and Named Officer         174,770/(2)/      4.4

Douglas W. Jacobson, Named Officer                   174,604           4.4

Robert S. Hillas, Director and  Named Officer        108,469/(3)/      2.7

Robert F. Johnston, Director                          98,835/(4)/      2.5

Robert C. Miller, Director                            44,604/(5)/      1.1

Robert F. Hendrickson, Director                       27,002/(6)/       *

Ronald Unterman, Named Officer                        13,350            *

David N. Enegess, Named Officer                       11,817            *

Peter J. Neff, Director                                2,696/(7)/       *

Nicholas J. Lowcock, Director                             --            *

Mark J. Maten, Named Officer                              --            *

All executive officers and directors as a group      656,281/(8)/     16.4
   (twelve persons)

______________
 *  Less than 1%.
(1) The sole general partner of Warburg, Pincus Ventures, L.P. ("Warburg") is Warburg, Pincus & Co., a New York general partnership ("WP"). E.M. Warburg, Pincus & Co., LLC, a New York limited liability company ("EMW LLC"), manages Warburg. The members of EMW LLC are substantially the same as the partners of WP. Lionel I. Pincus is the managing partner of WP and the managing member of EMW LLC and may be deemed to control both WP and EMW LLC. WP has a 15% interest in the profits of Warburg as the general partner, and also owns approximately 1.5% of the limited partnership interests in Warburg.
(2) Does not give effect to the transfer by Mr. Smith in March 1998 of 100,000 shares to a limited partnership of which Mr. Smith and his wife are the sole general partners and trusts for the benefit of his children are the sole limited partners.
(3) Includes 1,334 shares issuable upon exercise of options that are currently exercisable.
(4) Includes 1,668 shares issuable upon exercise of options that are currently exercisable.
(5) Includes 27,069 shares issuable upon exercise of options and warrants that are currently exercisable.
(6) Includes 7,252 shares issuable upon exercise of options that are currently exercisable.
(7) Includes 2,112 shares issuable upon exercise of options that are currently exercisable.
(8) See Notes 2 through 7 above. Also includes 134 shares owned by an executive officer who is not listed in the above table.

CERTAIN TRANSACTIONS

  In April 1998, Robert S. Hillas, the Company's newly-appointed Chairman, President and Chief Executive Officer, purchased 83,334 shares of Common Stock from the Company at $7.50 per share in connection with the execution of his employment agreement. The Company granted Mr. Hillas certain registration rights with respect to such shares.

STOCKHOLDER PROPOSALS

  The deadline for stockholders to submit proposals pursuant to Rule 14a-8 of the Exchange Act for inclusion in the Company's proxy statement and form of proxy for the 2000 Annual meeting of Stockholders (the "Annual Meeting") is December 16, 1999. The date after which notice of a stockholder proposal submitted outside of the process of Rule 14a-8 of the Exchange Act is considered untimely is February 29, 2000. If notice of a stockholder proposal submitted outside of the process of Rule 14a-8 of the Exchange Act is received by the company after February 29, 2000, then the Company's proxy for the Annual Meeting may confer discretionary authority to vote on such matter without any discussion of such matter in the proxy statement for the Annual Meeting.

MISCELLANEOUS

   A copy of the Company's 1998 Annual Report to Stockholders is being mailed simultaneously herewith to stockholders but is not to be regarded as proxy solicitation material.

   The Company, upon request, will furnish to record and beneficial holders of its Common Stock, free of charge, a copy of its Annual Report on Form 10-K (including financial statements and schedules but without exhibits) for fiscal 1998. Copies of exhibits to the Form 10-K also will be furnished upon request and the payment of a reasonable fee. All requests should be directed to Investor Relations, at the offices of the Company set forth on page one of this Proxy Statement.


                                        By order of the Board of Directors,

                                        /s/ Morgan R. Jones

                                        Morgan R. Jones, Secretary
April 14, 1999

                                                                      APPENDIX A

                                ENVIROGEN, INC.

                 DEFERRED FEE PLAN FOR NON-EMPLOYEE DIRECTORS



                                   ARTICLE 1
                                   ---------

  1.1 NAME AND PURPOSE. The name of this Plan is the "Deferred Fee Plan for Non-Employee Directors of Envirogen, Inc." The purpose of the Plan is to provide non-employee directors of Envirogen, Inc., a Delaware corporation (the "Corporation"), with a vehicle to defer receipt of all quarterly and meeting fees and permit such deferred fees to be credited to Stock Accounts, established at the time of each deferral, equivalent to shares of the Corporation's Common Stock, at prices contemporaneous with each deferral date.

  1.2 DEFINITIONS. Whenever used in the Plan, the following terms shall have the meaning set forth or referenced below:

   (a) "Board" means the Board of Directors of the Corporation.

   (b) "Business Day" means a day except for a Saturday, Sunday or a legal holiday.

   (c) "Committee" means the Executive Stock Option and Compensation Committee of the Board.

   (d) "Common Stock" means (i) the common stock of the Corporation, adjusted as provided in Section 3.5, or (ii) if there is a merger or consolidation and the Corporation is not the surviving corporation thereof, the capital stock of the surviving corporation given in exchange for such common stock of the Corporation.

   (e) "Compensation" means retainer fees for service on, and fees for attendance at meetings of, the Board and any committees thereof, which are payable to a Non-Employee Director during a Plan Year.

   (f) "Corporation" has the meaning set forth in Section 1.1 above.

   (g) "Deferral Date" has the meaning set forth in Section 2.2.

   (h) "Fair Market Value" means the mean between the last bid and asked prices of the Common Stock as reported on the NASDAQ Stock Exchange for the date on which Fair Market Value is to be determined; if both a bid and an asked price are not available on such date, then Fair Market Value shall be determined with reference to the next prior Business Day on which both a bid and an asked price are so available; if the Common Stock is not then traded on the NASDAQ Stock Exchange, Fair Market Value shall be as determined in good faith by the Committee.

   (i) "Non-Employee Director" means any individual serving on the Board who is not an employee of the Corporation or any of its subsidiaries or affiliates.

   (j) "Participant" means each person serving from time to time as a Non-Employee Director during the period of such service.

   (k) "Plan" has the meaning set forth in Section 1.1 above.

   (l) "Plan Year" means the calendar year.

   (m) "Stock Account" means a bookkeeping account established for each Participant pursuant to the terms hereof consisting of Stock Credits.

   (n) "Stock Credit" means a credit to a Stock Account, calculated pursuant to
       Article 2.

   (o) "Stockholders' Meeting" means the Annual Meeting of Stockholders of the Corporation.

                                   ARTICLE 2
                                   ---------

FEE DEFERRALS

  2.1 ELIGIBILITY. Effective on the first day of January 1999, if this Plan has been approved by the Stockholders of the Corporation at the 1999 Stockholders' Meeting, each Non-Employee Director shall be eligible to participate, and shall participate, in the Plan.

  2.2 ANNUAL GRANT OF STOCK CREDITS. Effective on the first day of January 1999, if this Plan has been approved by the Stockholders of the Corporation at the 1999 Stockholders' Meeting, each Participant who serves as a director shall have his or her Stock Account credited with Stock Credits as herein described. Such Stock Credits shall be established on the last Business Day of each calendar quarter (each, a "Deferral Date") in an amount equal to (A) the aggregate Compensation which would have been paid to such Participant during such calendar quarter, divided by (B) the Fair Market Value of the Common Stock on the Deferral Date.

  2.3 DIVIDENDS. As of the date any dividend is paid to holders of shares of Common Stock, such Stock Account shall be credited with additional Stock Credits equal to the number of shares of Common Stock (including fractions of a share) that are equal in value, using the Fair Market Value of shares of Common Stock on the dividend payment date, to the amount which would have been paid as dividends on that number of shares (including fractions of a share) of Common Stock which is equal to the number of Stock Credits attributed to such Stock Account as of the record date for the dividend payment. In the case of dividends paid in property other than cash, the amount of the dividend shall be deemed to be the fair market value of the property at the time of the payment of the dividend, as determined in good faith by the Committee.

                                   ARTICLE 3
                                   ---------

DISTRIBUTION OF ACCOUNTS.

  3.1 TIME AND METHOD OF PAYMENT. Distribution of the Stock Account of a Participant shall be made on the first Business Day of the first calendar month following such Participant's termination of service as a director of the Corporation. Distribution of a Participant's Stock Account shall be made, subject to Section 3.4 hereof, in a single installment in that number of shares of Common Stock as is equal to the number of Stock Credits in the Participant's Stock Account on the date of distribution, except that the value of any fractional share shall be paid in cash based on the Fair Market Value of the Common Stock on the date of distribution.

  3.2  SEVERE FINANCIAL HARDSHIP.  Notwithstanding any other Section of this
Article 3, at the written request of a Participant or a Participant's legal representative, the Committee, in its sole discretion upon a finding that continued deferral will result in severe financial hardship to the Participant, may authorize the payment of all or a part of a Participant's Stock Account, subject to Section 3.4 hereof, in Common Stock, in a single installment prior to the distribution date for such Account under Section 3.1 or Section 3.3.

  3.3 DISTRIBUTION UPON DEATH. Notwithstanding any other provision of this Plan, upon the death of a

Participant, the Committee shall authorize the Company to distribute, subject to
Section 3.4 hereof, all of such Participant's Stock Account in a single installment to such person or persons, as the Participant may have designated. All such designations shall be made in writing and delivered to the Committee.
A Participant may from time to time revoke or change any such designation by written notice to the Committee. If there is no designation on file with the Committee at the time of the Participant's death, or if the person or persons designated therein shall have all predeceased the Participant or otherwise ceased to exist, or if there is a dispute among designees of a Participant, such distributions shall be made to the executor or administrator of the Participant's estate. Any distribution under this Section 3.3 shall be made as soon as practicable after the Committee is notified of the Participant's death or is satisfied as to the identity of the appropriate payee, whichever is later. Such distribution shall be made as provided in the second sentence of Section 3.1.

  3.4 WITHHOLDING TAXES. The Corporation shall deduct from all distributions under the Plan any taxes required to be withheld by federal, state, or local governments, computed on the basis of the Fair Market Value of the number of shares of Common Stock otherwise distributable on the date of distribution.

  3.5 ADJUSTMENT OF STOCK ACCOUNTS. If at any time the number of outstanding shares of Common Stock shall be increased as the result of any stock dividend, stock split, subdivision or reclassification of shares, the number of Stock Credits with which the Stock Account of each Participant is credited shall be increased in the same proportion as the outstanding number of shares of Common Stock is increased. If the number of outstanding shares of Common Stock shall at any time be decreased as the result of any combination, reverse stock split or reclassification of shares, the number of Stock Credits with which the Stock Account of each Participant is credited shall be decreased in the same proportion as the outstanding number of shares of Common Stock is decreased. In the event a dividend in kind is declared having a value per share of Common Stock equal to 10% or more of the Fair Market Value of a share of Common Stock on the date prior to the public announcement of such dividend, the Committee shall make an appropriate equitable adjustment in the number of Stock Credits with which the Stock Account of each Participant is credited. In the event the Corporation shall at any time be consolidated with or merged into any other corporation and holders of shares of Common Stock receive shares of the capital stock of the resulting or surviving corporation (or any consideration other than shares of capital stock), there shall be credited to the Stock Account of each Participant, in place of the Stock Credits then credited thereto, new Stock Credits in an amount equal to the product of the number of shares of capital stock (or consideration other than shares of capital stock) exchanged for one share of Common Stock upon such consolidation or merger and the number of Stock Credits with which such Account then is credited.

                                   ARTICLE 4
                                   ---------

THE COMMITTEE

  4.1 AUTHORITY. The Committee shall have full power and authority to administer the Plan, including the power to (a) promulgate forms to be used with respect to the Plan, (b) promulgate rules of Plan administration, (c) settle any disputes as to rights or benefits arising from the Plan, (d) interpret and construe the terms of the Plan, including, but not limited to, determining entitlement to benefits and the amount of such benefits, and (e) make such decisions or take such action as the Committee, in its sole discretion, deems necessary or advisable to aid in the proper administration of the Plan. Any decision made by the Committee shall be final and binding on the Corporation, Participants and their heirs or successors. The Committee may delegate its power and authority to administer the Plan to officers and employees of the Corporation; provided, however, that the Committee's power and authority under
Section 3.2 (regarding Severe Financial Hardship) shall not be delegated.

  4.2 OPERATION. The Committee may act (a) by majority vote of its members meeting in person or by telephone, or (b) by consent in writing signed by all of the members of the Committee.

  4.3 ELECTIONS, NOTICES. All elections and notices required to be provided to the Committee under the Plan must be in such form or forms prescribed by, and contain such information as is required by, the Committee.

                                   ARTICLE 5
                                   ---------

MISCELLANEOUS

  5.1 FUNDING. All amounts payable under the Plan shall constitute a general unsecured obligation of the Corporation.

  5.2 NON-ALIENATION OF BENEFITS. No benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to do so shall be void. No such benefit, prior to receipt thereof pursuant to the provisions of the Plan, shall be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the Participant.

  5.3 GOVERNING LAW. This Plan shall be governed by the laws of the State of New Jersey.

  5.4 AMENDMENT, MODIFICATION AND TERMINATION OF THE PLAN. The Board at any time may terminate and in any respect amend or modify the Plan; provided, however, that no such termination, amendment or modification shall adversely affect the rights of any Participant or beneficiary, including his or her rights with respect to Stock Credits, credited prior to such termination, amendment or modification, without his or her consent.

  5.5 SUCCESSORS AND HEIRS. The Plan and any properly executed elections hereunder shall be binding upon the Corporation and Participants, and upon any assignee or successor in interest to the Corporation and upon the heirs, legal representatives and beneficiaries of any Participant.

  5.6 STATUS OF PARTICIPANTS. Stock Credits are not, and do not constitute, shares of Common Stock. No right as a holder of shares of Common Stock shall devolve upon a Participant by reason of his or her participation in the Plan.

  5.7 STATEMENT OF ACCOUNT. In February of each Plan Year, each Participant in the Plan during the immediately preceding Plan Year shall receive a statement of his or her Account under the Plan as of December 31 of such preceding Plan Year. Such statement shall be in a form and contain such information as is deemed appropriate by the Committee.

  5.8 ENTIRE AGREEMENT. The Plan contains the entire agreement of the Corporation with respect to the subject matter hereof. No modification or claim of waiver of any of the provisions hereof shall be valid unless in writing signed by the party against whom such modification or waiver is sought to be enforced.

                                ENVIROGEN, INC.
                            4100 QUAKERBRIDGE ROAD
                        LAWRENCEVILLE, NEW JERSEY 08648
             PROXY--Annual Meeting of Stockholders - May 13, 1999
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   The undersigned hereby appoints Robert S. Hillas and Mark J. Maten as proxies, each with the power to appoint his substitute and hereby authorizes them to represent and to vote, as designated on the reverse side hereof, all the shares of Common Stock of Envirogen, Inc. held of record by the undersigned on March 31, 1999 at the Annual Meeting of Stockholders to be held on Thursday, May 13, 1999 or at any adjournment or postponement thereof.

                (Continued, and to be signed, on Reverse Side)

                Please Detach and Mail in the Envelope Provided

[X] Please mark your
    votes as in this
    example.


                     FOR ALL nominees          WITHHOLD
                     listed (except as         AUTHORITY
                       marked to the        To vote for all
                      contrary below)    nominees listed at right
1. ELECTION OF             [ ]                    [ ]                 Nominees: Robert F. Hendrickson
   DIRECTORS                                                                    Robert S. Hillas
(INSTRUCTIONS: To withhold authority to vote                                    Robert F. Johnston
for any individual nominee, write that nominee's                                Nicholas J. Lowcock
name below.)                                                                    Robert C. Miller
                                                                                Peter J. Neff
                                                                                William C. Smith
                                                        FOR                 AGAINST               ABSTAIN
2. Proposal to approve and adopt the                    [ ]                   [ ]                   [ ]
   Envirogen, Inc. Deferred Fee Plan for Non-
   Employee Directors.

3. Proposal to ratify the appointment of Ernst &        [ ]                   [ ]                   [ ]
   Young LLP as the independent accountants
   for the Company for the year ending
   December 31, 1999.

In their discretion, the Proxies are authorized to the extent permitted by the rules of the Securities and Exchange Commission, to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE
MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLD-
ER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN
FAVOR OF ALL NOMINEES LISTED FOR ELECTION AS DIREC-
TORS; FOR PROPOSALS 2 AND 3; AND IN ACCORDANCE WITH THE PROX-
IES' BEST JUDGMENT UPON OTHER MATTERS PROPERLY COM-
ING BEFORE THE MEETING AND ANY ADJOURNMENT OR POST-
PONEMENT THEREOF.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING
THE ENCLOSED ENVELOPE.

SIGNATURE                                      DATE                SIGNATURE                                      DATE
         ------------------------------------       -------------          ------------------------------------       -------------
NOTE: Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign with full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.